Exhibit 10.1


                                        [EXECUTION COPY]




                        $350,000,000


                      CREDIT AGREEMENT


                        dated as of


                       March 19, 1997


                           among


                    Polaroid Corporation


         Morgan Guaranty Trust Company of New York,
                          as Agent


                            and

                   The Banks Party Hereto

                    TABLE OF CONTENTS /1/


                                                        Page

                                 ARTICLE 1
                         Definitions


Section 1.01.  Definitions                                 1
Section 1.02.  Accounting Terms and Determinations        14
Section 1.03.  Types of Borrowings                        14
Section 1.04.  Types of Loans                             15

                         ARTICLE 2
                         The Credits


Section 2.01.  Commitments to Lend                        15
Section 2.02.  Notice of Committed Borrowings             15
Section 2.03.  Money Market Borrowings                    17
Section 2.04.  Interest Rate Elections                    21
Section 2.05.  Interest Rates                             23
Section 2.06.  Fees                                       26
Section 2.07.  Optional Termination or Reduction of
           Commitments                                   27
Section 2.08.  Mandatory Termination of Commitments;
           Maturity of Loans                             27
Section 2.09.  Optional Prepayments                       27
Section 2.10.  General Provisions as to Payments          28
Section 2.11.  Funding Losses                             28
Section 2.12.  Computation of Interest and Fees           29
Section 2.13.  Notes                                      29
Section 2.14.  Withholding Tax Exemption                  30
Section 2.15.  Judgment Currency                          30
Section 2.16.  Foreign Withholding Taxes                  31
Section 2.17.  Eligible Subsidiaries                      31
Section 2.18.  Regulation D Compensation                  31
Section 2.19.  Termination of Existing Credit Agreement   32





____________________

/1/ The Table of Contents is not a part of this Agreement

                         ARTICLE 3
                         Conditions


Section 3.01.  Effectiveness                              32
Section 3.02.  Borrowings                                 33
Section 3.03.  First Borrowing by Each
           Eligible Subsidiary                           34

                         ARTICLE 4
               Representations and Warranties of the Company


Section 4.01.  Corporate Existence and Power              35
Section 4.02.  Corporate and Governmental Authorization;
           No Contravention                              35
Section 4.03.  Binding Effect                             35
Section 4.04.  Financial Information; No Material
           Adverse Change                                35
Section 4.05.  Litigation                                 36
Section 4.06.  Compliance with ERISA                      36
Section 4.07.  Taxes                                      37
Section 4.08.  Subsidiaries                               37
Section 4.09.  No Regulatory Restrictions on Borrowing    37
Section 4.10.  Compliance with Laws                       37
Section 4.11.  No Defaults                                37
Section 4.12.  Possession of Franchises, Licenses, etc    38
Section 4.13.  Full Disclosure                            38
Section 4.14.  Environmental Matters                      38

                         ARTICLE 5
                         Covenants


Section 5.01.  Information                                38
Section 5.02.  Payment of Obligations                     42
Section 5.03.  Maintenance of Property; Insurance         42
Section 5.04.  Conduct of Business and Maintenance
           of Existence                                  42
Section 5.05.  Compliance with Laws                       43
Section 5.06.  Inspection of Property, Books and Records  43
Section 5.07.  Interest Coverage Ratio                    43
Section 5.08.  Leverage Ratio                             43
Section 5.09.  Minimum Consolidated Adjusted Net Worth    43
Section 5.10.  Subsidiary Debt                            44
Section 5.11.  Negative Pledge                            44
Section 5.12.  Consolidations, Mergers and
           Sales of Assets                               46
Section 5.13.  Fiscal Year                                46
Section 5.14.  Use of Proceeds                            46

                         ARTICLE 6
                         Defaults


Section 6.01.  Events of Default                          46
Section 6.02.  Notice of Default                          50

                         ARTICLE 7
                         The Agent

Section 7.01.  Appointment and Authorization              50
Section 7.02.  Agent and Affiliates                       50
Section 7.03.  Action by Agent                            50
Section 7.04.  Consultation with Experts                  50
Section 7.05.  Liability of Agent                         50
Section 7.06.  Indemnification                            51
Section 7.07.  Credit Decision                            51
Section 7.08.  Successor Agent; Resignations              51

                         ARTICLE 8
                    Change in Circumstances


Section 8.01.  Basis for Determining Interest
           Rate Inadequate or Unfair                     52
Section 8.02.  Illegality                                 53
Section 8.03.  Increased Cost and Reduced Return          53
Section 8.04.  Base Rate Loans Substituted for
            Affected Fixed Rate Loans                     55
Section 8.05.  Substitution of Bank                       55

                         ARTICLE 9
               Representations and Warranties of Eligible Subsidiaries


Section 9.01.  Corporate Existence and Power              56
Section 9.02.  Corporate and Governmental
            Authorization; No Contravention               56
Section 9.03.  Binding Effect                             57
Section 9.04.  Taxes                                      57

                         ARTICLE 10
                         Guaranty


Section 10.01.  The Guaranty                              57
Section 10.02.  Guaranty Unconditional                    57
Section 10.03.  Discharge Only upon Payment in Full;
             Reinstatement In Certain Circumstances       58
Section 10.04.  Waiver by the Company                     59
Section 10.05.  Subrogation                               59
Section 10.06.  Stay of Acceleration                      59

                         ARTICLE 11
                         Miscellaneous


Section 11.01.  Notices                                   59
Section 11.02.  No Waivers                                60
Section 11.03.  Expenses; Documentary Taxes;
             Indemnification                              60
Section 11.04.  Sharing of Set-offs                       60
Section 11.05.  Amendments and Waivers                    61
Section 11.06.  Successors and Assigns                    61
Section 11.07.  No Reliance on Margin Stock               63
Section 11.08.  WAIVER OF TRIAL BY JURY                   63
Section 11.09.  Submission to Jurisdiction                63
Section 11.10.  New York Law                              63
Section 11.11.  Confidentiality                           63
Section 11.12.  Counterparts                              63



Commitment Schedule

Pricing Schedule

Exhibit A  -   Note

Exhibit B  -   Form of Money Market Quote Request

Exhibit C  -   Form of Invitation for Money Market Quotes

Exhibit D  -   Form of Money Market Quote

Exhibit E -    Opinion of Simpson Thacher & Bartlett, Special Counsel for the
Company

Exhibit F -    Opinion of Thomas M. Lemberg, General Counsel of the Company

Exhibit G  -   Opinion of Davis Polk & Wardwell,
               Special Counsel for the Agent

Exhibit H  -   Form of Election to Participate

Exhibit I  -   Form of Election to Terminate

Exhibit J  -   Opinion of Counsel for the Borrower
               (Borrowings by Eligible Subsidiaries)

Exhibit K  -   Assignment and Assumption Agreement

                      CREDIT AGREEMENT




     AGREEMENT dated as of March 19, 1997 among POLAROID CORPORATION, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent, THE FIRST NATIONAL BANK OF BOSTON, as Co-Agent and the BANKS party hereto.

                        WITNESSETH:

     WHEREAS, Polaroid Corporation is presently a party to the Existing Credit Agreement (as defined below) and desires to cancel the commitments of the banks thereunder and to replace the Existing Credit Agreement with this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

                              ARTICLE 1

                              Definitions

     Section 1.1.   Definitions.    The following terms, as used herein, have
the following meanings:

     "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

     "Additional Bank" means any bank or other financial institution that first becomes a Bank for purposes hereof in connection with the replacement of a Bank pursuant to Section 8.05.

     "Additional Equity" means any capital stock (or options, rights or warrants therefor) issued, or any treasury stock sold, by the Company after December 31, 1996.

     "Adjusted CD Rate" has the meaning set forth in Section 2.05(b).

     "Administrative Questionnaire" means, with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

     "Affiliate" means any Person (other than a Subsidiary) directly or indirectly controlling, controlled by or under common control with the Company. As used in this definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

     "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "Assessment Rate" has the meaning set forth in Section 2.05(b).

     "Assignee" has the meaning set forth in Section 11.06(c).

     "Bank" means (i) each bank listed on the Commitment Schedule, (ii) each Assignee which becomes a Bank pursuant to Section 11.06(c), (iii) each Additional Bank and (iv) their respective successors.

     "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means at any time a Committed Loan outstanding hereunder which bears interest at such time at the Base Rate pursuant to a Notice of Committed Borrowing or Notice of Interest Rate Election or pursuant to the provisions of Article 8.

     "Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

     "Borrowing" has the meaning set forth in Section 1.03.

     "CD Base Rate" has the meaning set forth in Section 2.05(b).

     "CD Loan" means at any time a Committed Loan outstanding hereunder which bears interest at such time at a rate based on the Adjusted CD Rate pursuant to a Notice of Committed Borrowing or Notice of Interest Rate Election.

     "CD Margin" has the meaning set forth in Section 2.05(b).

     "CD Reference Banks" means The First National Bank of Chicago, First National Bank of Boston and Morgan Guaranty Trust Company of New York.

     "Change in Control" means

               (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Company or any of its subsidiaries, (ii) any other Person of voting power pursuant to a revocable proxy, or (iii) any corporation with respect to which, following such acquisition, more than 65% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such acquisition, in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

               (b) individuals who, as of March 19, 1997, constituted the Board of Directors of the Company (as of March 19, 1997, the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual becoming a director subsequent to March 19, 1997, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

               (c) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 65% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

               (d) the sale or other disposition of all or substantially all the assets of the Company in one transaction or series of related transactions.

     "Co-Agent" means The First National Bank of Boston in its capacity as Co-Agent hereunder.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Commitment" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite such Bank's name on the Commitment Schedule, (ii) with respect to any Additional Bank, the amount of the Commitment assumed by it pursuant to Section 8.05 and (iii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to it pursuant to Section 11.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.07, 8.05 or 11.06(c).

     "Commitment Schedule" means the Commitment Schedule attached hereto.

     "Committed Loan" means (i) a Base Rate Loan, (ii) a CD Loan or (iii) a Euro-Dollar Loan.

     "Company" means Polaroid Corporation, a Delaware corporation, and its successors.

     "Company's 1995 Form 10-K" means the Company's annual report on Form 10-K for Fiscal Year 1995, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

     "Company's Third Quarter 1996 Form 10-Q" means the Company's quarterly report on Form 10-Q for the Fiscal Quarter ended September 29, 1996, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

     "Consolidated Adjusted Net Worth" means, at any date, the sum of (i) Consolidated Stockholders' Equity as of such date, minus (ii) all write-ups (other than write-ups resulting from foreign currency translations) after December 31, 1996 in the book value of any asset owned by the Company or a Consolidated Subsidiary, minus (iii) the carrying value of all Investments in Unconsolidated Joint Ventures carried as assets on the Company's consolidated balance sheet as of such date, to the extent that the carrying value of such Investments as of such date exceeds $25,000,000.

     "Consolidated Debt" means, at any date, the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date; provided that "Consolidated Debt" shall exclude Debt incurred by the Company or any of its Foreign Subsidiaries for bona fide hedging purposes, which in the aggregate does not exceed 90% of the aggregate amount of the cash deposits and Temporary Cash Investments of the Company and its Subsidiaries.

     "Consolidated EBIT" means, for any period, the sum of (i) Consolidated Net Income for such period (excluding any extraordinary item of gain or loss), plus (ii) to the extent deducted in determining Consolidated Net Income for such period, interest expense and federal, state and foreign income taxes.

     "Consolidated Interest Expense" means, for any period, the consolidated interest expense of the Company and its Consolidated Subsidiaries for such period.

     "Consolidated Net Income" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period.

     "Consolidated Stockholders' Equity" means, at any date, the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries as of such date.

     "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such Person to reimburse or repay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument (excluding any such obligations which do not arise from a repayment of Debt and are repaid within three Euro-Dollar Business Days after the date incurred), (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (but excluding any such Debt in excess of the book value of such asset, unless such Debt is assumed by such Person) and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Domestic Loans"  means CD Loans or Base Rate Loans or both.

     "Domestic Reserve Percentage" has the meaning set forth in Section
2.05(b).

     "Domestic Subsidiary" means any Subsidiary which is not a Foreign
Subsidiary.

     "Effective Date" has the meaning set forth in Section 3.01.

     "Election to Participate" means an Election to Participate substantially in the form of Exhibit H hereto.

     "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit I hereto.

     "Eligible Subsidiary" means any Wholly-Owned Consolidated Subsidiary as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees or permits relating to the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous substances, materials or wastes into the environment or otherwise relating to the treatment, storage or disposal of hazardous substances, materials or wastes or to the remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or any successor statute.

     "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414(b), (c) or (m) of the Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

     "Euro-Dollar Loan" means at any time a Committed Loan outstanding hereunder which bears interest at such time at a rate based on the London Interbank Offered Rate pursuant to a Notice of Committed Borrowing or Notice of Interest Rate Election.

     "Euro-Dollar Margin" has the meaning set forth in Section 2.05(c).

     "Euro-Dollar Reference Banks" means the principal London offices of ABN AMRO Bank N.V., The First National Bank of Chicago and Morgan Guaranty Trust Company of New York.

     "Euro-Dollar Reserve Percentage" means, with respect to any Bank, for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for such Bank in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Credit Agreement" means the $150,000,000 Credit Agreement dated as of August 24, 1994, as heretofore amended, among the Company, Morgan Guaranty Trust Company of New York, as Agent, and the banks party thereto.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent (for its own account) on such day on such transactions as reasonably determined by the Agent.

     "Fiscal Quarter" means a fiscal quarter of the Company.

     "Fiscal Year" means a fiscal year of the Company.

     "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

     "Foreign Subsidiary" means any Subsidiary which is organized under the laws of a jurisdiction other than the United States of America or any state thereof and no more than 20% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations in the United States of America.

     "Funding Date" means, with respect to any Borrowing to be made pursuant to Section 2.01 or 2.03, the date on which the Loans comprising such Borrowing are to be made by the Banks participating therein, as specified by the relevant Borrower in the related Notice of Borrowing.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date specified in the applicable Notice of Committed Borrowing or Notice of Interest Rate Election and ending one, two, three or six months thereafter (or, if all Banks agree, nine or twelve months thereafter), as specified in such Notice; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
          Date.

     (2) with respect to each CD Borrowing, the period commencing on the date specified in the applicable Notice of Committed Borrowing or Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter (or, if all Banks agree, 270 or 360 days thereafter), as specified in such Notice; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
          Date.

     (3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date specified in the applicable Notice of Money Market Borrowing and ending such whole number of months thereafter as is specified in such Notice in accordance with Section 2.03; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
          Date;

     (4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date specified in the applicable Notice of Money Market Borrowing and ending such number of days thereafter (but not less than 15 days) as is specified in such Notice in accordance with Section 2.03; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
          Date.

     "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise; provided that the term "Investment" shall not include any securities of or claims with respect to any account debtor received in any compromise or settlement of any account receivable.

     "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

     "London Interbank Offered Rate" has the meaning set forth in Section
2.05(c).

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

     "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d)(ii)(D).

     "Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

     "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Money Market LIBOR Loan" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

     "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "Money Market Margin" has the meaning set forth in Section
2.03(d)(ii)(C).

     "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Notes" means promissory notes of any Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

     "Notice of Interest Rate Election" has the meaning set forth in Section
2.04.

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 11.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Pricing Schedule" means the Pricing Schedule attached hereto.

     "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Subsidiary" means any corporation or other entity (except an Unconsolidated Joint Venture) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

     "Substitute Bank" has the meaning set forth in Section 8.05.

     "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated A1 or higher by S&P and P1 or higher by Moody's, (iii) demand or time deposits with, including certificates of deposit and bankers' acceptances issued by, any Qualifying Bank (as defined below), (iv) repurchase agreements with respect to securities described in clause (i) above entered into with any Qualifying Bank (or, to the extent that the party making such Investment has a perfected security interest in the securities subject to such repurchase agreements, with securities broker-dealers of nationally recognized standing), (v) debt securities rated in one of the two highest categories by a nationally recognized credit rating agency and (vi) in the case of Investments made by any Foreign Subsidiary, obligations, deposits and repurchase agreements comparable to those specified in clauses (i), (iii) and
(iv) above (except that such obligations may be issued or guaranteed by the country in which such Foreign Subsidiary is located and such deposits and repurchase agreements may be made with comparable banks and trust companies located in such countries), provided in each case that such Investment matures (or permits the holder thereof at its option to require repayment or repurchase thereof) within two years from the date of acquisition thereof by the Company or a Subsidiary. As used in this definition, "Qualifying Bank" means (i) any office located in the United States of any Bank or (ii) any office located in the United States of any other bank or trust company (A) whose long-term debt securities are rated in one of the three highest categories by a nationally recognized credit rating agency or (B) which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000.

     "Termination Date" means December 31, 2001 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "Type" has the meaning set forth in Section 1.04.

     "Unconsolidated Joint Venture" means at any time any Person in which the Company or one or more of its Consolidated Subsidiaries has an equity investment which, if material, would be accounted for under the equity accounting method on the financial statements of the Company and its Consolidated Subsidiaries, if such statements were prepared as of such time.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan based on the assumptions used for purposes of determining required contributions to the Plan, as determined in the Plan's most recent actuarial valuation, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, as determined as of the then most recent valuation date for such Plan.

     "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except qualifying shares) are at the time directly or indirectly owned by the Company.

     Section 1.2.  Accounting Terms and Determinations.   Unless otherwise
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect in the United States from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent that the Company wishes to amend any provision hereof to eliminate the effect of any change in generally accepted accounting principles on the operation of such provision (or if the Agent notifies the Company that the Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Banks.

     Section 1.3.  Types of Borrowings.   (a) When used with respect to a
Funding Date, the term "Borrowing" refers to the borrowing by a specific Borrower on such Funding Date of Loans of a specific Type and (except in the case of Base Rate Loans) for a specific Interest Period pursuant to Section
2.01 or 2.03. When used with respect to Loans outstanding at any time, the term "Borrowing" refers to the portion of the aggregate principal amount of the Loans outstanding to a specific Borrower which bears interest of a specific Type and (except in the case of Base Rate Loans) for a specific Interest Period at such time pursuant to a Notice of Borrowing or Notice of Interest Rate Election. Each Bank's share (if any) of each Borrowing is referred to herein as a separate "Loan".

     (b) Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans, while a "Money Market LIBOR Borrowing" is a Borrowing comprised of Money Market LIBOR Loans) or by reference to how the Banks' participation therein is or was determined (i.e., a "Committed Borrowing" is a Borrowing comprised of Committed Loans made by the Banks in proportion to their respective Commitments, while a "Money Market Borrowing" is a Borrowing under Section
2.03 in which the Bank participants are determined on the basis of their respective bids).

     Section 1.4.  Types of Loans.   Loans hereunder are distinguished by
Type. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a CD Loan, a Euro-Dollar Loan, a Money Market Absolute Rate Loan or a Money Market LIBOR Loan.



                                   ARTICLE 2

                                   The Credits

     Section 2.1.  Commitments to Lend.   Each Bank severally agrees, on the
terms and conditions set forth in this Agreement, to make loans to the Company or any Eligible Subsidiary pursuant to this Section from time to time prior to the Termination Date; provided that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding to all Borrowers shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, a Borrower may borrow under this Section, repay or (to the extent permitted by Section 2.09) prepay loans made under this Section and reborrow at any time prior to the Termination Date under this Section.

     Section 2.2.  Notice of Committed Borrowings.   (a) The Borrower shall
give the Agent notice (a "Notice of Committed Borrowing") not later than 10:00 A.M. (New York City time) on (x) the Funding Date for each Base Rate Borrowing, (y) the second Domestic Business Day before the Funding Date for each CD Borrowing and (z) the third Euro-Dollar Business Day before the Funding Date for each Euro-Dollar Borrowing, specifying:

               (i) the Funding Date for such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

               (ii) whether the Loans comprising such Borrowing are to be Base Rate Loans, CD Loans or Euro-Dollar Loans,

               (iii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)), and

               (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Upon receipt of a Notice of Committed Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of the Loans to be made on the Funding Date for such Borrowing and such Notice of Committed Borrowing shall not thereafter be revocable by the Borrower.

     (c) Not later than 12:00 noon (New York City time) on the Funding Date for each Committed Borrowing, each Bank shall make available its ratable share of the Loans comprising such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 11.01. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

     (d) Unless the Agent shall have received notice from a Bank prior to the Funding Date for any Committed Borrowing that such Bank will not make available to the Agent such Bank's share of the Loans comprising such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on such Funding Date in accordance with subsection (c) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, the Agent shall be entitled to recover from either such Bank or the Borrower (each of which agrees to pay such amount forthwith on demand) such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.05 or (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Any amounts paid by the Borrower to the Agent pursuant to this subsection (d) shall not relieve the defaulting Bank from any liability that such Bank may otherwise have to the Borrower with respect to its failure to fund.

     Section 2.3.  Money Market Borrowings.    (a) The Money Market Option.
In addition to Committed Borrowings pursuant to Section 2.01, any Borrower may, as set forth in this Section, request the Banks from time to time prior to the Termination Date to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the Funding Date for the Borrowing proposed therein, in the case of a LIBOR Auction, or (y) the Domestic Business Day next preceding the Funding Date for the Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), specifying:

               (i) the proposed Funding Date for such Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

               (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

               (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

               (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market
          Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Money Market Quote Request.

     (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 11.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed Funding Date, in the case of a LIBOR Auction, or (y) 9:00 A.M. (New York City time) on the proposed Funding Date, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction, or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

     (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

               (A) the proposed Funding Date,

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

               (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

               (D) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded to the nearest
          1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

               (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

     (iii) Any Money Market Quote shall be disregarded if it:

               (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii) of this Section;

               (B) contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money
          Market Quotes; or

               (D) arrives after the time set forth in subsection
          (d)(i) of this Section.

     (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) of this Section and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request,
(B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than 10:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed Funding Date, in the case of a LIBOR Auction, or (y) the proposed Funding Date, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e) of this Section. In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part, provided that:

               (i) the aggregate principal amount of each Money
          Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

               (ii) the principal amount of each Money Market
          Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

               (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market
          Absolute Rates, as the case may be, and

               (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) of this Section or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Agent; Notice to Banks. (i) If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     (ii) Upon receipt of a Notice of Money Market Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of the Loans to be made on the Funding Date for such Borrowing and such Notice of Money Market Borrowing shall not thereafter be revocable by the Borrower.

     (h) Funding of Money Market Loans. (i) Not later than 11:00 A.M. (New York City time) on the Funding Date for each Money Market Borrowing, each Bank participating in such Borrowing shall make available its ratable share of the Loans comprising such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 11.01. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from such Banks available to the Borrower at the Agent's aforesaid address.

     (ii) Unless the Agent shall have received notice from a Bank prior to the Funding Date for any Money Market Borrowing that such Bank will not make available to the Agent such Bank's share of the Loans comprising such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on such Funding Date in accordance with subsection (h)(i) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, the Agent shall be entitled to recover from either such Bank or the Borrower (each of which agrees to pay such amount forthwith on demand) such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (A) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.05 or (B) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Any amounts paid by the Borrower to the Agent pursuant to this subsection (h)(ii) shall not relieve the defaulting Bank from any liability that such Bank may otherwise have to the Borrower with respect to its failure to fund.

     Section 2.4.  Interest Rate Elections.   (a) The initial Type of Loans
comprising each Committed Borrowing, and the duration of the initial Interest

Period applicable thereto if they are initially CD Loans or Euro-Dollar Loans, shall be as specified in the applicable Notice of Committed Borrowing. Thereafter, the relevant Borrower may from time to time elect to change or continue (x) the Type of, or (y) in the case of CD Loans or Euro-Dollar Loans, the duration of the Interest Period applicable to, the Loans included in any Committed Borrowing (excluding overdue Loans and subject in each case to the provisions of the definition of Interest Period and Article 8), as follows:

               (i) if such Loans are Base Rate Loans, such Borrower may elect to designate such Loans as CD Loans or Euro-Dollar Loans, or may elect to designate such Loans as any combination of Base Rate Loans, CD Loans and Euro-Dollar Loans;

               (ii) if such Loans are CD Loans, such Borrower may elect to designate such Loans as Base Rate Loans or Euro-Dollar Loans, may elect to continue such Loans as CD Loans for an additional Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans, CD Loans and Euro-Dollar Loans; and

               (iii) if such Loans are Euro-Dollar Loans, such Borrower may elect to designate such Loans as Base Rate Loans or CD Loans, may elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans, CD Loans and Euro-Dollar Loans.

Notwithstanding the foregoing, no Borrower may elect an Interest Period for CD Loans or Euro-Dollar Loans unless the aggregate outstanding principal amount of such Loans (including any such Loans made pursuant to Section 2.01 on the date that such Interest Period is to begin) to which such Interest Period will apply is at least $10,000,000.

     (b) Any election permitted by subsection (a) of this Section may become effective on any Euro-Dollar Business Day specified by the Borrower (the "Election Date"). Each such election shall be made by the Borrower by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 11:00 A.M. (New York City time) on (x) the Election Date, if all the resulting Loans will be Base Rate Loans, (y) the second Domestic Business Day before the Election Date, if the resulting Loans will include CD Loans but not Euro-Dollar Loans, and (z) the third Euro-Dollar Business Day before the Election Date, if the resulting Loans will include Euro-Dollar Loans. Each Notice of Interest Rate Election shall specify with respect to the outstanding Loans to which such notice applies:

               (i) the Election Date;

               (ii) if the Type of Loan is to be changed, the new
          Type of Loan and, if such new Type is a CD Loan or Euro-Dollar Loan, the duration of the first Interest
          Period applicable thereto;

               (iii) if such Loans are CD Loans or Euro-Dollar Loans and the Type of such Loans is to be continued for an additional or different Interest Period, the duration of such additional or different Interest Period; and

               (iv) if such Loans are to be designated as a combination of Base Rate Loans, CD Loans and Euro-Dollar Loans, the information specified in clauses (i) through
          (iii) above as to each resulting Borrowing and the aggregate amount of each such Borrowing.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period and the last sentence of subsection (a) of this Section.

     (c) Upon receipt of a Notice of Interest Rate Election, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing, and such notice shall not thereafter be revocable by the Borrower.

     (d) If the Borrower (i) fails to deliver a timely Notice of Interest Rate Election to the Agent electing to continue or change the Type of, or the duration of the next Interest Period applicable to, the Loans included in any Committed Borrowing comprised of CD Loans or Euro-Dollar Loans and (ii) has not theretofore delivered a notice of prepayment relating to such Loans, then the Borrower shall be deemed to have given the Agent a Notice of Interest Rate Election electing to change the Type of such Loans to Base Rate Loans on the last day of the then current Interest Period applicable thereto.

     Section 2.5.  Interest Rates.   (a) Each Base Rate Loan shall bear
interest on the outstanding principal amount thereof, for each day from the date such Loan is made (or is changed to a Base Rate Loan) until it becomes due (or is changed to a different Type of Committed Loan), at a rate per annum equal to the Base Rate for such day. Such interest shall be payable
(i) quarterly on each March 31, June 30, September 30 and December 31 and
(ii) upon any termination of the Commitments in their entirety.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest for each day during such Interest Period at the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof; provided that, if the relevant Borrower elects to change the Type of, or the duration of an Interest Period applicable to, any CD Borrowing on any day other than the last day of an Interest Period applicable thereto, such Borrower shall pay, on the effective date of such change, the interest accrued on such CD Borrowing to such effective date (and shall reimburse each Bank for any loss or expense resulting from such change as provided in Section 2.11).

     "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

               [  CDBR   ]*
      ACDR   = [  -------------    ]  + AR
               [  1.00 - DRP  ]


     ACDR  =  Adjusted CD Rate

     CDBR  =  CD Base Rate

     DRP   =  Domestic Reserve
              Percentage

     AR    =  Assessment Rate

     __________
     * The amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%.

     The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof; provided that, if the relevant Borrower elects to change the Type of, or the duration of an Interest Period applicable to, any Euro-Dollar Borrowing on any day other than the last day of an Interest Period applicable thereto, such Borrower shall pay, on the effective date of such change, the interest accrued on such Euro-Dollar Borrowing to such effective date (and shall reimburse each Bank for any loss or expense resulting from such change as provided in Section 2.11).

     "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (d) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with subsection (c) of this Section as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section
2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     (e) Any overdue principal of and interest on any Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the relevant Banks by telex, facsimile or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     Section 2.6.  Fees.    (a)  Commitment Fees.  The Company shall pay to
the Agent, for the account of the Banks ratably in accordance with their Commitments, a commitment fee at the Commitment Fee Rate, determined for each day in accordance with the Pricing Schedule, on the amount by which the aggregate amount of the Commitments at the close of business on such day exceeds the aggregate principal amount of the Loans outstanding at the close of business on such day. Such commitment fees shall accrue from and including the Effective Date to but excluding the Termination Date, and shall be payable quarterly on each March 31, June 30, September 30 and December 31 and upon any termination of the Commitments in their entirety.

     (b) Facility Fees. The Company shall pay to the Agent, for the account of the Banks ratably in accordance with their Commitments, a facility fee at the Facility Fee Rate, determined for each day in accordance with the Pricing Schedule. Such facility fees shall accrue (i) for each day from and including the Effective Date to but excluding the Termination Date (or any earlier date on which the Commitments terminate in their entirety) on the aggregate amount of the Commitments (whether used or unused) at the close of business on such day and (ii) for each day from and including the Termination Date (or any earlier date on which the Commitments terminate in their entirety) to but excluding the date the Loans shall be repaid in their entirety, on the aggregate principal amount of the Loans outstanding on the close of business on such day. Facility fees accrued under this subsection
(b) shall be payable quarterly on each March 31, June 30, September 30 and December 31 and upon any termination of the Commitments in their entirety.

     (c) Agent's Fee. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

     Section 2.7.  Optional Termination or Reduction of Commitments.   The
Company may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) proportionately reduce from time to time, by an aggregate amount of at least $10,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

     Section 2.8. Mandatory Termination of Commitments; Maturity of Loans. The Commitments shall terminate on the Termination Date, and any Committed Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date. Each Money Market Loan shall mature, and the principal amount thereof (together with accrued interest thereon) shall be due and payable, on the last day of the Interest Period applicable thereto.

     Section 2.9.  Optional Prepayments.   (a) The relevant Borrower may,
upon notice to the Agent given not later than 11:00 A.M. (New York City time) on (i) the date of prepayment of its Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)),
(ii) the second Domestic Business Day prior to the date of prepayment of any CD Borrowing and (iii) the third Euro-Dollar Business Day prior to the date of prepayment of any Euro-Dollar Borrowing, prepay any such Borrowing in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or a larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such notice of prepayment shall specify which outstanding Borrowing is to be prepaid in connection therewith. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

     (b) No Borrower may prepay all or any portion of the principal amount of any Money Market Loan (except a Money Market LIBOR Loan bearing interest at the Base Rate pursuant to Section 8.01(a)) prior to the maturity thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     Section 2.10.  General Provisions as to Payments.   (a) The relevant
Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 11.01. The Agent will promptly distribute to each relevant Bank its ratable share of each such payment received by the Agent for the account of the relevant Banks.
Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     Section 2.11.  Funding Losses.   If (i) a Borrower makes any payment of
principal with respect to any Fixed Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, (ii) the Type of any CD Loan or Euro-Dollar Loan or the Interest Period applicable to any such Loan is changed pursuant to Section
2.04 or Article 8 on any day other than the last day of an Interest Period applicable to such Loan, (iii) a Borrower fails to borrow any Fixed Rate Loan after notice of such borrowing has been given to any Bank in accordance with
Section 2.02(b) or 2.03(g), (iv) a Borrower prepays any Loan after a Notice of Interest Rate Election electing to continue such Loan as, or to change it to, a CD Loan or Euro-Dollar Loan has been given to any Bank in accordance with Section 2.04 but before the Interest Period specified therein begins, or
(v) the Company requires a Bank to assign its rights with respect to any CD Loan or Euro-Dollar Loan to a Substitute Bank pursuant to Section 8.05 on any day other than the last day of an Interest Period applicable to such Loan, the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, change, failure to borrow or assignment, provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.12.  Computation of Interest and Fees.   Interest and fees
shall be computed on the basis of a year of 360 days (except that interest on any Loan which bears interest during any period at the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be) and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.13.  Notes.   (a) The Loans of each Bank to each Borrower
shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

     (b) Each Bank may, by notice to a Borrower and the Agent, direct that its Loans of a particular Type be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be substantially in the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b) or 3.03(a), the Agent shall send such Note to such Bank. Each Bank shall record the date and amount (and, in the case of a Money Market Loan, the maturity) of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and prior to any transfer of any of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each Loan made by it to such Borrower then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of its Notes a continuation of any such schedule as and when required.

     Section 2.14.  Withholding Tax Exemption.   Each Bank that is not
incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Agent, at least one Domestic Business Day before interest or fees first become payable hereunder for the account of such Bank, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, in either case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     Section 2.15.  Judgment Currency.   If for the purpose of obtaining
judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any of the Notes in United States dollars ("dollars") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase dollars with such other currency at the Agent's New York office on the Domestic Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that, on the Domestic Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase dollars with such other currency; if the amount of dollars so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in dollars, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of dollars so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 11.04, such Bank or the Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

     Section 2.16.  Foreign Withholding Taxes.     All payments by an
Eligible Subsidiary of principal of and interest on its Notes and of all other amounts payable under this Agreement are intended to be payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority thereof or therein through withholding or deduction with respect to any such payments. If any such taxes, duties or other charges are so levied or imposed, such Eligible Subsidiary will pay additional interest or will make additional payments in such amounts that every net payment of principal of and interest on its Notes and of all other amounts payable by it under this Agreement, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein. Such Eligible Subsidiary shall furnish promptly to the Agent official receipts evidencing payment of the taxes so withheld or deducted.

     Section 2.17.  Eligible Subsidiaries.   The Company may from time to
time cause any Wholly-Owned Consolidated Subsidiary to become eligible to borrow under Sections 2.01 and 2.03 by delivering to the Agent an Election to Participate with respect to such Subsidiary. The eligibility of any such Subsidiary to borrow under said Sections shall terminate when the Agent receives an Election to Terminate with respect to such Subsidiary. Each Election to Participate delivered to the Agent shall be duly executed on behalf of the relevant Subsidiary and the Company, and each Election to Terminate delivered to the Agent shall be duly executed on behalf of the Company, in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of the relevant Subsidiary theretofore incurred. The Agent shall promptly give notice to the Banks of its receipt of any Election to Participate or Election to Terminate.

     Section 2.18. Regulation D Compensation. Each Bank may require each Borrower to pay, contemporaneously with each payment of interest on its Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage applicable to such Bank over
(ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Company and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such Bank gives such notice and (y) shall notify the relevant Borrower at least five Euro-Dollar Business Days before each date on which interest is payable on the Euro-Dollar Loans of the amount then due to such Bank under this Section.

     Section 2.19.  Termination of Existing Credit Agreement.    On the
Effective Date the Company shall (i) terminate the commitments of the banks under the Existing Credit Agreement pursuant to Section 2.07 thereof and (ii) pay in full the principal of and accrued interest on each loan (if any) then outstanding thereunder and all facility fees and commitment fees accrued thereunder to but excluding the Effective Date. The Banks which are parties to the Existing Credit Agreement waive the provisions thereof to the extent (and only to the extent) that such provisions would otherwise require the Company to give prior notice of such termination of commitments and prepayment (if any) thereunder.



                                   ARTICLE 3

                                   Conditions

     Section 3.1.  Effectiveness.   This Agreement shall become effective on
the date (the "Effective Date"), which shall not be later than April 15, 1997, on which all of the following conditions shall have been satisfied (or waived in accordance with Section 11.05):

               (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

               (b) receipt by the Agent for the account of each Bank of a duly executed Note of the Company, dated on or before the Effective Date, complying with the provisions of Section 2.13;

               (c) receipt by the Agent of opinions of Simpson Thacher & Bartlett, special counsel for the Company, and Thomas M. Lemberg, Senior Vice President and General Counsel of the Company, substantially in the form of Exhibit E hereto and Exhibit F hereto, respectively and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

               (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

               (e) receipt by the Agent of a certificate signed by the Vice President and Treasurer and the Senior Vice President and General Counsel of the Company to the effect set forth in clauses (c) and (d) of Section 3.02;

               (f) receipt by the Agent of a notice from the Company pursuant to Section 2.07 of the Existing Credit
          Agreement terminating the commitments of the banks thereunder on the Effective Date;

               (g) receipt by the Agent of evidence satisfactory to it that all accrued but unpaid fees payable and all principal of and accrued but unpaid interest on any Loans made under the Existing Credit Agreement shall have been paid in full; and

               (h) receipt by the Agent of all documents it may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent.

The opinions and certificates referred to in clauses (c), (d) and (e) of this Section shall be dated the Effective Date. The Company instructs each of the counsel referred to in clause (c) of this Section to prepare the opinions referred to in clause (c) and deliver them to the Agent for the benefit of the Agent and the Banks. The Agent shall promptly notify the other parties hereto of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.2.  Borrowings.   The obligation of any Bank to make a Loan on
the Funding Date for any Borrowing is subject to the satisfaction of the following conditions:

               (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

               (b) the fact that, immediately after the Borrowing hereunder on such Funding Date, the aggregate outstanding principal amount of the Loans shall not exceed the aggregate amount of the Commitments;

               (c) the fact that, immediately after the Borrowing hereunder on such Funding Date, no Default shall have occurred and be continuing; and

               (d)  the fact that the representations and
          warranties of the Company contained in this Agreement shall be true on and as of such Funding Date.

Each such Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the Funding Date as to the facts specified in clauses (b), (c) and (d) of this Section, except as otherwise disclosed in writing by the Company to the Banks.

     Section 3.3. First Borrowing by Each Eligible Subsidiary. The obligation of each Bank to make a Loan on the Funding Date for the first Borrowing by each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

               (a) receipt by the Agent for the account of each Bank of a duly executed Note of such Eligible Subsidiary, dated on or before such Funding Date, complying with the provisions of Section 2.13;

               (b) receipt by the Agent of one or more opinions of counsel for such Eligible Subsidiary acceptable to the Agent, which taken together cover the matters set forth in Exhibit J hereto and cover such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

               (c) receipt by the Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent.

The opinions referred to in clause (b) of this Section shall be dated no earlier than the date of such Eligible Subsidiary's Election to Participate and no later than the Funding Date for its first Borrowing hereunder.


                                   ARTICLE 4

                         Representations and Warranties of the Company

     The Company represents and warrants that:

     Section 4.1.  Corporate Existence and Power.   The Company is a
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.2.  Corporate and Governmental Authorization; No
Contravention.   The execution and delivery by the Company of this Agreement and its Notes and the performance of its obligations hereunder and thereunder
(i) are within the Company's corporate powers and have been duly authorized by all necessary corporate action, (ii) require no action by or in respect of, or filing with, any governmental body, agency or official, and (iii) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     Section 4.3.  Binding Effect.   This Agreement constitutes a valid and
binding agreement of the Company and the Company's Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company, in each case enforceable in accordance with its terms except as may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability.

     Section 4.4.  Financial Information; No Material Adverse Change.    (a)
The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of earnings, cash flows and changes in common stockholders' equity for the Fiscal Year then ended, reported on by KPMG Peat Marwick LLP and set forth in the Company's 1995 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

     (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 29, 1996 and the related unaudited consolidated statements of earnings, cash flows and changes in common stockholders' equity for the nine months then ended, set forth in the Company's Third Quarter 1996 Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

     (c) Since September 29, 1996 there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

     Section 4.5.  Litigation.   (a) Except as disclosed in the Company's
1995 Form 10-K and the Company's Third Quarter 1996 Form 10-Q, there is no
(i) injunction, stay, decree or order issued by any court or arbitrator or any governmental body, agency or official or (ii) action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision, in either case (A) which could materially adversely affect the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or (B) which could materially adversely affect the ability of the Company to perform any of its obligations under this Agreement or its Notes.

     (b) There is no (i) injunction, stay, decree or order issued by any court or arbitrator or any governmental body, agency or official or (ii) action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision, in either case which in any manner draws into question the validity of this Agreement or the Notes.

     Section 4.6.  Compliance with ERISA.   Each member of the ERISA Group
has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien under Section 412(n) of the Code or the posting of a bond or other security under Section 401(a)(29) of the Code (including, in the case of both Section 412(n) and 401(a)(29) of the Code, the similar subsections of Section 302 and 307 of ERISA) or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA that has not been paid or satisfied prior to the date hereof.

     Section 4.7.  Taxes.   United States Federal income tax returns of the
Company and its Subsidiaries (other than Foreign Subsidiaries) have been examined and closed through the Fiscal Year ended December 31, 1988. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except to the extent that such assessment is being contested by the Company or any Subsidiary in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

     Section 4.8.  Subsidiaries.   Each of the Company's corporate
Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.9.  No Regulatory Restrictions on Borrowing.   No Borrower is
(i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a subsidiary of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

     Section 4.10.  Compliance with Laws.   The Company and each of its
Subsidiaries is in compliance in all material respects with all applicable laws, rules and regulations, other than laws, rules or regulations (i) the validity or applicability of which the Company or such Subsidiary is contesting in good faith or (ii) the failure to comply with which cannot reasonably be expected to have consequences which would materially adversely affect the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

     Section 4.11.  No Defaults.   Neither the Company nor any of its
Subsidiaries is in violation of, or in default under, any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, such that such violations and defaults in the aggregate could reasonably be expected to materially adversely affect the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or the ability of the Company to perform in any material respect its obligations under this Agreement or its Notes.

     Section 4.12.  Possession of Franchises, Licenses, etc.   The Company
and its Subsidiaries own or possess all franchises, patents, trademarks, service marks, trade names, copyrights, licenses and other rights that are necessary in any material respect for the ownership and operation of their respective properties and businesses, and neither the Company nor any of its Subsidiaries is in violation of any provision thereof in any respect that could reasonably be expected to have a materially adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

     Section 4.13.  Full Disclosure.   All information (other than
projections) heretofore furnished by the Company or any Subsidiary to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby, when taken as a whole, was, and all such information hereafter furnished by the Company or any Subsidiary to the Agent or any Bank will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts known to any officer of the Company which materially and adversely affect or may materially and adversely affect (to the extent the Company can now reasonably foresee) the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

     Section 4.14. Environmental Matters. Except with respect to any matter disclosed under the heading "Environmental Compliance" in the Company's 1995 Form 10-K, the Company reasonably believes the costs of compliance with Environmental Laws, and associated liabilities, are unlikely to have a material adverse effect on the business, financial condition or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, provided that the inclusion of such exception does not indicate that any such matter will have such a material adverse effect.



                                   ARTICLE 5

                                   Covenants

     The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     Section 5.1.  Information.   The Company will deliver to each of the
Banks:

               (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of earnings, cash flows and changes in common stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on (in a manner acceptable to the Securities and Exchange Commission for use in filings under the Exchange Act) by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing;

               (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of earnings, cash flows and changes in common stockholders' equity for such Fiscal Quarter and for the portion of such Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter in, and the corresponding portion of, the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of the Company;

               (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) of this Section, a certificate of the chief financial officer or the chief accounting officer of the Company
          (i) setting forth in reasonable detail such calculations as are required to establish whether the Company was in compliance with the requirements of Sections 5.07 through 5.11, inclusive, on the date of such financial statements, (ii) stating whether, to the knowledge of such officer, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action that the Company is taking or proposes to take with respect thereto, (iii) stating whether, to the knowledge of such officer, since the date of the most recent previous delivery of financial statements pursuant to clause (a) or (b) of this Section, there has been any material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, and, if so, the nature of such material adverse change, and (iv) stating whether, since the date of the most recent financial statements previously delivered pursuant to clause (a) or
          (b) of this Section, there has been a material change in the generally accepted accounting principles applied in preparing the financial statements being delivered and, if so, describing such change and the effect thereof;

               (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) of this Section, a statement of the firm of independent public accountants which reported on such statements (i) stating that its audit examination has included a review of the terms of this Agreement as they relate to financial or accounting matters, (ii) stating whether anything has come to its attention to cause it to believe that any Default existed on the date of such statements and (iii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) of this Section;

               (e) within five days after any executive officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

               (f) promptly upon any change in the rating by S&P or Moody's of the Company's senior unsecured long-term debt securities (without third-party credit enhancement), a certificate of the chief financial officer, chief accounting officer or treasurer of the Company reporting such change and stating the date on which such change was publicly announced by the relevant rating agency;

               (g) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

               (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

               (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event that was given or that should have been given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;
          (iii) receives notice from the PBGC under title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
          Section 4063 of ERISA, a copy of such notice; (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take or (viii) receives a completed actuarial valuation report relating to any Plan or Plans a copy of such report (but only if and to the extent that delivery of copies thereof is requested by the Agent); and

               (j) from time to time such additional information regarding the business, financial position or results of operations of the Company or any of its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

     Section 5.2.  Payment of Obligations.   The Company will pay and
discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     Section 5.3.  Maintenance of Property; Insurance.   (a) The Company will
keep, and will cause each Subsidiary to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Company will maintain, and will cause each Subsidiary to maintain, (i) physical damage insurance on all real and personal property covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, (ii) public liability insurance (including products/completed operations liability coverage) in an amount not less than $80,000,000, and (iii) such other insurance coverage in such amounts and with respect to such risks as the Required Banks may reasonably request; provided that the Company shall not be required to maintain insurance specified in this subsection (A) if an independent insurance broker, agent or other representative reasonably satisfactory to the Required Banks shall certify to the Banks that such requirement with respect to such insurance cannot be complied with in a recognized insurance market of the United States or of any other country by reason of (x) the unavailability to companies of established repute engaged in the same or a similar business of insurance with respect to one or more risks so required to be insured against or (y) the amount of insurance so required to be maintained, or (B) with respect to any assets sold by the Company, for events occurring after the sale of such assets. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Required Banks may approve in writing. The Company will deliver to the Banks upon request of any Bank through the Agent from time to time full information as to the insurance carried.

     Section 5.4.  Conduct of Business and Maintenance of Existence.   The
Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence (except as permitted under Section 5.12 and except for the liquidation of any Subsidiary) and their respective material rights, privileges and franchises necessary in the normal conduct of business.

     Section 5.5.  Compliance with Laws.   The Company will comply, and cause
each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where noncompliance would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

     Section 5.6.  Inspection of Property, Books and Records.   The Company
will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions relating to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     Section 5.7.  Interest Coverage Ratio.   At the end of each Fiscal
Quarter, the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense, in each case for the four consecutive Fiscal Quarters then ended, will not be less than 2.50 to 1.

     Section 5.8.  Leverage Ratio.   The ratio of (i) Consolidated Debt to
(ii)  Consolidated Adjusted Net Worth will not exceed 1.25 to 1 at any time.

     Section 5.9.  Minimum Consolidated Adjusted Net Worth.    (a) At no time
will Consolidated Adjusted Net Worth be less than Minimum Consolidated Adjusted Net Worth. "Minimum Consolidated Adjusted Net Worth" means $560,000,000 as such amount is adjusted from time to time pursuant to subsection (b) of this Section.

     (b) Minimum Consolidated Adjusted Net Worth shall be adjusted from time to time as follows:

               (i) at the end of each Fiscal Quarter ending after December 31, 1996, permanently increased (but not decreased) by the amount (if any) necessary so that cumulative increases pursuant to this clause (i) equal 50% of Consolidated Net Income for the period beginning on January 1, 1997 and ending at the end of such Fiscal Quarter; and

               (ii) permanently increased, on the date of any issuance or sale of Additional Equity after December 31, 1996, by an amount equal to 50% of any increase in Consolidated Adjusted Net Worth attributable to such issuance or sale of Additional Equity.

     Section 5.10.  Subsidiary Debt.   (a) The Company will not permit any of
its Subsidiaries to incur or at any time be liable with respect to any Debt except:

               (i) Debt outstanding under this Agreement and the Notes;

               (ii) Debt owing to the Company or to a Subsidiary;

               (iii) Debt incurred by any Foreign Subsidiary for bona fide hedging purposes in an aggregate principal amount at any one time outstanding for all Foreign
          Subsidiaries not exceeding $250,000,000;

               (iv) Guarantees by Foreign Subsidiaries of Debt specified in clause (iii) above;

               (v) Debt incurred by any Foreign Subsidiary, the proceeds of which are used to pay amounts owing to the Company, in an aggregate principal amount at any one time outstanding for all Foreign Subsidiaries not exceeding $35,000,000; and

               (vi) additional Debt, not otherwise permitted under this Section, in an aggregate principal or face amount outstanding at any time not exceeding $10,000,000.

     (b) The Company will not permit any of its Subsidiaries to issue or permit to be outstanding any preferred stock of such Subsidiary other than preferred stock owned by the Company or by a Wholly-Owned Consolidated Subsidiary.

     Section 5.11.  Negative Pledge.   Neither the Company nor any Subsidiary
will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it (other than treasury stock of the Company), except:

               (a) Liens on any asset of a Foreign Subsidiary securing (i) Debt described in Section 5.10(a)(iii) or
          (ii) Guarantees described in Section 5.10(a)(iv);

               (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

               (c) any Lien on any asset securing Debt incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring or improving such asset (including any Lien on any asset deemed to exist by reason of the second sentence of the definition of Lien); provided that such Lien attaches (or is so deemed to attach) to such asset concurrently with or within 90 days after the acquisition or completion of the improvement thereof;

               (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

               (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

               (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

               (g) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings;

               (h) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance;

               (i) mechanics', workers', materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith;

               (j) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any monetary obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

               (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed the higher of (i) $30,000,000 and (ii) 5% of Consolidated Adjusted Net Worth.

     Section 5.12.  Consolidations, Mergers and Sales of Assets.   (a) The
Company will not (i) consolidate with or merge with or into any other Person (other than in a transaction in which the Company is the surviving corporation provided that immediately after giving effect to such consolidation or merger, no Default shall have occurred and be continuing) or
(ii) sell, assign, lease, transfer or otherwise dispose of, directly or indirectly, all or substantially all of its assets to any other Person. The Company will not permit any of its Subsidiaries to consolidate with or merge with or into any Person unless the Company or a Subsidiary is the corporation surviving such consolidation or merger.

     (b) The Company will not, and will not permit any of its Subsidiaries to, sell, assign, lease, transfer or otherwise dispose of any assets if the consideration received for such assets is less than the fair market value thereof.

     Section 5.13.  Fiscal Year.   The Company will not change its Fiscal
Year from the calendar year.

     Section 5.14.  Use of Proceeds.   The proceeds of the Loans will be used
by the Borrowers for working capital and other general corporate purposes, including acquisitions. None of such proceeds will be used in violation of any applicable law or regulation.



                                   ARTICLE 6

                                   Defaults

     Section 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

               (a) any principal of any Loan shall not be paid when due or any interest on any Loan, any fee or any other amount payable hereunder shall not be paid within three
          Domestic Business Days after the due date thereof;

               (b) the Company shall fail to observe or perform any covenant contained in Section 5.01(e) or Sections
          5.07 to 5.14, inclusive;

               (c) the Company shall fail to perform any covenant contained in Section 5.01(a) or (b) and such failure shall continue for five days;

               (d) any Borrower or any Subsidiary shall fail to observe or perform any covenant or agreement on its part contained in this Agreement (other than those covered by clause (a), (b) or (c) above) for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

               (e) any representation, warranty, certification or statement made by any Borrower or any Subsidiary in this Agreement or in any certificate, financial statement or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made (or deemed made);

               (f) the Company or any Subsidiary shall fail to make any payment in respect of any Debt (other than the Notes) when due and such failure shall continue for more than any expressly applicable period of grace with respect thereto, and the aggregate principal amount of such Debt and any Debt referred to in clause (g) below is at least $10,000,000;

               (g) the Company or any Subsidiary shall fail to observe or perform any term, covenant or agreement contained in any agreement or instrument (other than this Agreement or the Notes) by which it is bound evidencing or securing or relating to any Debt or any other condition or event shall occur, if the effect thereof is to accelerate the maturity thereof or to permit the holder or holders of such Debt or a trustee or other representative acting on their behalf to cause or declare acceleration of the maturity thereof, and the aggregate principal amount of such Debt and any Debt referred to in clause (f) above is at least $10,000,000;

               (h) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (except in the case of a Foreign Subsidiary being liquidated for reasons other than insolvency) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

               (i) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

               (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multi-employer Plans which could cause one or more members of the ERISA Group to incur a payment obligation payable in the current year in excess of $10,000,000;




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




               (k) a final and unappealable judgment or order for the payment of money in excess of $10,000,000 (excluding any portion thereof covered by insurance and as to which the insurance company has admitted liability) shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; provided that, if such judgment or order permits amounts to be paid over a greater period of time, such judgment or order may continue unsatisfied as to such amounts for such greater period; or

               (l) a Change in Control shall have occurred;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and
(ii) if requested by Banks holding Notes evidencing more than 50% in aggregate outstanding principal amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that if any Event of Default specified in clause (h) or (i) above occurs with respect to the Company, then, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and provided further that if any Event of Default specified in clause (h) or (i) above occurs with respect to any Eligible Subsidiary, then, without any notice to such Eligible Subsidiary or any other act by the Agent or the Banks, the eligibility of such Eligible Subsidiary to borrow hereunder shall thereupon terminate and the Notes of such Eligible Subsidiary (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Eligible Subsidiary.

     Section 6.2.  Notice of Default.   The Agent shall, promptly upon being
requested to do so by any Bank, give notice to the Company under Section 6.01(d) and thereupon notify all the Banks thereof.



                                   ARTICLE 7

                                   The Agent

     Section 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to it by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.2.  Agent and Affiliates.   Morgan Guaranty Trust Company of
New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate as if it were not the Agent hereunder.

     Section 7.3.  Action by Agent.   The obligations of the Agent hereunder
are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     Section 7.4.  Consultation with Experts.   The Agent may consult with
legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.5. Liability of Agent. Neither the Agent nor the Co-Agent (nor any of their respective directors, officers, agents or employees) shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request or direction of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor the Co-Agent (nor any of their respective directors, officers, agents or employees) shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company or any Subsidiary; (iii) the satisfaction of any condition specified in Article 3, except, in the case of the Agent, receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties.




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




     Section 7.6.  Indemnification.   Each Bank shall, ratably in accordance
with its Commitment, indemnify the Agent and the Co-Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (collectively, "Liabilities") that the Agent or the Co-Agent may suffer or incur in connection with this Agreement or any action taken or omitted by it hereunder, except any Liability resulting from its gross negligence or willful misconduct.

     Section 7.7.  Credit Decision.   Each Bank acknowledges that it has,
independently and without reliance upon the Agent, the Co-Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Co-Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.8.  Successor Agent; Resignations.   (a) The Agent may resign
at any time (effective upon acceptance of its appointment by a successor Agent) by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, with the consent of the Company (if no Default shall have occurred and be continuing), which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank, if a Bank is able and willing to serve as Agent, or, if no Bank is able and willing to serve as Agent, a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.

     (b) The Co-Agent may resign at any time by giving notice of its resignation to the Banks and the Company.

     (c) After any retiring Agent or Co-Agent resigns hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent or Co-Agent, as the case may be..



                                   ARTICLE 8

                              Change in Circumstances

     Section 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

               (a) the Agent is advised by the Reference Banks that deposits in U.S. dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

               (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate principal amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the right of any Borrower to elect to have Loans bear interest at a rate based on the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, shall be suspended and
(ii) each outstanding Loan of the relevant Type shall begin bearing interest at the rate applicable to Base Rate Loans on the last day of the then current Interest Period applicable thereto, notwithstanding any prior election by any Borrower to the contrary. Thereafter, unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     Section 8.2.  Illegality.   If, on or after the date of this Agreement,
the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies such Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, all Euro-Dollar Loans of such Bank to such Borrower then outstanding shall begin bearing interest at the rate applicable to Base Rate Loans, notwithstanding any prior election by such Borrower to the contrary, either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loans if such Bank may lawfully continue to maintain and fund such Loans at the rate applicable to Euro-Dollar Loans to such day or (b) immediately if such Bank may not lawfully continue to maintain and fund such Loans at the rate applicable to Euro-Dollar Loans to such day (in which case such Borrower shall reimburse such Bank for any resulting loss or expense as provided in
Section 2.11).

     Section 8.3.  Increased Cost and Reduced Return.   (a) If on or after
(x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans, or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or




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




               (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan to any Borrower, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), such Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased
cost or reduction.   If an Eligible Subsidiary is incorporated in, or
conducts business in, a jurisdiction outside the United States of America, a Bank that makes or maintains any Fixed Rate Loan to such Eligible Subsidiary shall be entitled to compensation under this subsection (a) for the effect of applicable laws, rules and regulations existing in such jurisdiction, whether adopted before, on or after the date hereof.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change or compliance with any such request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.




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




     (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank in reasonable detail claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. No Borrower shall be obligated to compensate any Bank pursuant to this Section for increased costs or reduced return accruing prior to the date which is six months before such Bank requests compensation; provided that if any law, rule or regulation, or interpretation or administration thereof, or any request or directive giving rise to increased costs or reduced returns has retroactive effect, such Bank shall be entitled to claim compensation hereunder for the period commencing on such date of retroactive effect through the date of adoption or change or promulgation thereof without regard to the foregoing limitation.

     Section 8.4. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans to any Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation from any Borrower under Section 8.03(a) and such Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply, all Loans of such Bank to such Borrower which would otherwise bear interest at the rate applicable to CD Loans or Euro-Dollar Loans, as the case may be, shall instead bear interest at the rate applicable to Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), notwithstanding any prior election by such Borrower to the contrary.

     Section 8.5.  Substitution of Bank.    (a) If (i) the obligation of any
Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank (or any Participant in its Loans) has demanded compensation under Section 2.16(b) or 8.03, the Company shall have the right to seek a bank or banks (each a "Substitute Bank"), which may be one or more of the Banks or one or more other banks reasonably satisfactory to the Agent, to purchase the Notes and assume the Commitment of such Bank (the "Affected

 Bank") and, if the Company locates one or more Substitute Banks, the Affected Bank shall, upon payment to it of the purchase price agreed between it and the Substitute Bank or Banks (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of its Loans and accrued interest thereon to the date of payment) plus any amount (other than principal and interest) then due to it or accrued for its account hereunder, assign all its rights and obligations under this Agreement and the Notes (including its Commitment) to the Substitute Bank or Banks, and the Substitute Bank or Banks shall assume such rights and obligations, whereupon
(i) the commitment of each Substitute Bank that is already a Bank shall be increased by the portion of the Affected Bank's Commitment so assigned to and assumed by it and (ii) each Substitute Bank that is not already a Bank shall become a Bank party to this Agreement and shall acquire all the rights and obligations of a Bank with a Commitment equal to the portion of the Affected Bank's Commitment so assigned to and assumed by it.

     (b) Notwithstanding the provisions of subsection (a) above, if an Affected Bank shall have outstanding Money Market Loans at the time it is required to assign its rights and obligations under this Agreement and its Note or Notes to one or more Substitute Banks, such Affected Bank shall not be obligated to so assign its rights with respect to such Money Market Loans prior to the maturity date thereof and shall not be obligated to deliver its Note or Notes to the Substitute Bank or Banks until it shall have received a new Note or Notes from the relevant Borrowers to evidence such Money Market Loans.



                              ARTICLE 9

               Representations and Warranties of Eligible Subsidiaries

     Each Eligible Subsidiary shall, by signing and delivering its Election to Participate, represent and warrant as of the date thereof that:

     Section 9.1.  Corporate Existence and Power.   It is a corporation duly
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is, and upon each borrowing by it hereunder will be, a Wholly-Owned Consolidated Subsidiary of the Company.

     Section 9.2.  Corporate and Governmental Authorization; No
Contravention.   The execution and delivery by it of its Election to
Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than such actions or filings, if any, as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     Section 9.3.  Binding Effect.   This Agreement constitutes a valid and
binding agreement of such Eligible Subsidiary and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary, in each case enforceable in accordance with its terms except as may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability.

     Section 9.4.   Taxes.   Except as disclosed in its Election to
Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.



                              ARTICLE 10

                              Guaranty

     Section 10.1. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

     Section 10.2.  Guaranty Unconditional.   The obligations of the Company
hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

               (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

               (ii) any modification or amendment of or supplement to this Agreement or any Note;

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               (iii) any release, non-perfection or invalidity of
          any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

               (iv) any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note;

               (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

               (vi) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

               (vii) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of the Company's obligations hereunder.

     Section 10.3.  Discharge Only upon Payment in Full; Reinstatement In
Certain Circumstances.   The Company's obligations under this Article 10
shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes of each Eligible Subsidiary and all other amounts payable by each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note of any Eligible Subsidiary or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations under this Article 10 with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     Section 10.4.   Waiver by the Company.   The Company irrevocably waives
acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

     Section 10.5. Subrogation. Upon making full payment with respect to any obligation of any Eligible Subsidiary under this Article 10, the Company shall be subrogated to the rights of the payee against such Eligible Subsidiary with respect to such obligation; provided that the Company shall not enforce any payment by way of subrogation against such Eligible Subsidiary so long as (i) any Bank has any Commitment hereunder (unless such Subsidiary is no longer an Eligible Subsidiary for purposes hereof) or (ii) any amount payable by such Eligible Subsidiary hereunder remains unpaid.

     Section 10.6.  Stay of Acceleration.   If acceleration of the time for
payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.



                              ARTICLE 11

                              Miscellaneous

     Section 11.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:
(x) in the case of any Borrower or the Agent, at its address or telex or telecopy number set forth on the signature pages hereof (or, in the case of an Eligible Subsidiary, in its Election to Participate), (y) in the case of any Bank, at its address or telex or telecopy number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address or received at the telecopy number specified in this Section; provided that notices to the Agent under Article 2 or Article 8 shall not be effective until received.

     Section 11.2.  No Waivers.   No failure or delay by the Agent or any
Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 11.3.  Expenses; Documentary Taxes; Indemnification.   (a) The
Company shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the Notes.

     (b) The Company agrees to indemnify the Agent, the Co-Agent and each Bank, and hold each of them harmless, from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, reasonable fees and disbursements of counsel, which may be incurred by such Bank (or by the Agent or the Co-Agent) in connection with any investigative, administrative or judicial proceeding (whether or not it shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that none of the Agent, the Co-Agent and the Banks shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     Section 11.4.  Sharing of Set-offs.   Each Bank agrees that if (i) it
shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank and (ii) such inequality shall have continued for more than 15 days, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made from time to time, as may be required so that all such payments of principal and interest with respect to the Notes held by the

Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the maker of such Note in the amount of such participation.

     Section 11.5.  Amendments and Waivers.   Any provision of this Agreement
or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed or otherwise approved in writing by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent), provided that no such amendment or waiver shall, unless signed or otherwise approved in writing by all the Banks, (i) increase or decrease any Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fee hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) release any guaranty of the Company under Article 10 or amend any provision of
Article 10 or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

     Section 11.6.  Successors and Assigns.   (a) The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitments or its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not, without the consent of the Participant, agree to any modification, amendment or waiver of this Agreement (x) described in clause (ii) or (iii) of Section 11.05 or (y) that would change the requirement that all the Banks must sign or approve any amendment or waiver described in clause (ii) or (iii) of Section 11.05. Subject to subsection (e) below, the Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time, upon prior notice to the Borrowers and the Agent, assign to one or more banks or other institutions (each an "Assignee") a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit K hereto executed by such Assignee and such transferor Bank with (and subject to) the subscribed consent of the Company, which consent shall not be unreasonably withheld and the Agent; provided that (i) if an Assignee is an affiliate of such transferor Bank or was a Bank immediately before such assignment, no such consent shall be required and (ii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such an instrument, payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, delivery to the Agent and the Company of an executed copy of such instrument and payment by such Assignee to the Agent of a processing fee of $2,500, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.14.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 2.16 or 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or pursuant to Section 8.05 or by reason of the provisions of Section
8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     Section 11.7.  No Reliance on Margin Stock.   Each of the Banks
represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 11.8.  WAIVER OF TRIAL BY JURY.   EACH OF THE PARTIES HERETO
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 11.9.  Submission to Jurisdiction.   Each Borrower hereby
submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 11.10.  New York Law.   This Agreement and each Note shall be
construed in accordance with and governed by the laws of the State of New
York.

     Section 11.11.  Confidentiality.   Any information disclosed by the
Company to the Agent or any of the Banks, which was designated proprietary or confidential at the time of receipt thereof by the Agent or such Bank, shall be used solely for purposes of this Agreement and not in any other manner detrimental to the Company and, if such information is not otherwise in the public domain, shall not be disclosed by the Agent or such Bank to any other Person except (i) to its independent accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order, subpoena or other legal process, (iv) to the Agent or any other Bank, (v) pursuant to any agreement heretofore or hereafter made between such Bank and the Company which permits such disclosure, (vi) in connection with the exercise of any remedy under this Agreement or (vii) subject to an agreement containing provisions substantially the same as those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any Loan or Commitment (it being understood that prior to any such disclosures contemplated by clauses (ii) and (iii) above, the Agent or such Bank shall, if practicable, give the Company prior written notice of such disclosure).

      Section 11.12.  Counterparts.   This Agreement may be signed in any
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                         POLAROID CORPORATION



                         By:       /s/ Ralph M. Norwood
                            --------------------------------------
                                   Name: Ralph M. Norwood
                            Title: Vice President & Treasurer
                                   549 Technology Square
                                   Cambridge, Massachusetts 02139
                                   Attention:  Treasurer
                                   Telex number:  921 482
                                   Telecopy number:  617-386-6615



                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                         By:/s/ Deborah A. Brodheim
                            --------------------------------------
                            Name: Deborah A. Brodheim
                            Title: Vice President



                         ABN AMRO BANK N.V., BOSTON BRANCH


                         By:/s/ James E. Davis
                            --------------------------------------
                            Name: James E. Davis
                            Title: Group Vice President


                         By: /s/ Carol A. Levine
                            ---------------------------------------
                            Name: Carol A. Levine
                            Title: Senior Vice President

                         THE FIRST NATIONAL BANK OF BOSTON


                         By: /s/ Grace A. Barnett
                            --------------------------------------
                            Name: Grace A. Barnett
                            Title: Vice President


                         BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                         By: /s/ Patrick D. Bonebrake
                            --------------------------------------
                            Name: Patrick D. Bonebrake
                            Title: Assistant Vice President


                         CREDIT LYONNAIS NEW YORK BRANCH


                         By: /s/ Vladimir Labun
                            --------------------------------------
                            Name: Vladimir Labun
                            Title: First Vice President - Manager


                         DEUTSCHE BANK AG, NEW YORK AND/OR
                         CAYMAN ISLANDS BRANCHES


                         By: /s/ Stephan A. Wiedemann
                            --------------------------------------
                            Name: Stephan A. Wiedemann
                            Title: Vice President


                         By: /s/ Thomas A. Foley
                            --------------------------------------
                            Name: Thomas A. Foley
                            Title: Assistant Vice President

                         THE FIRST NATIONAL BANK OF CHICAGO


                         By: /s/ S. Thomas Knoff
                            --------------------------------------
                            Name: S. Thomas Knoff
                            Title: Authorized Agent


                         ROYAL BANK OF CANADA


                         By: /s/ Peter D. Steffen
                            --------------------------------------
                            Name: Peter D. Steffen
                            Title: Senior Manager


                         THE SUMITOMO BANK, LIMITED,
                         NEW YORK BRANCH


                         By: /s/ John C. Kissinger
                            --------------------------------------
                            Name: John C. Kissinger
                            Title: Joint General Manager


                         WACHOVIA BANK OF GEORGIA, N.A.


                         By: /s/ Terence A. Snellings
                            --------------------------------------
                            Name: Terence A. Snellings
                            Title: Senior Vice President

                         FLEET NATIONAL BANK


                         By: /s/ Roger C. Boucher
                            --------------------------------------
                            Name: Roger C. Boucher
                            Title: Vice President

                         MELLON BANK, N.A.


                         By: /s/ Joseph F. Bond, Jr.
                            --------------------------------------
                            Name: Joseph F. Bond, Jr.
                            Title: Vice President


                         NATIONSBANK, N.A.


                         By: /s/ Patricia G. McCormack
                            --------------------------------------
                            Name: Patricia G. McCormack
                            Title: Senior Vice President



                         PNC BANK, NATIONAL ASSOCIATION


                         By: /s/ M. J. Williams
                            --------------------------------------
                            Name: M. J. Williams
                            Title: V.P.



                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent


                         By: /s/ Deborah A. Brodheim
                            --------------------------------------
                            Name: Deborah A. Brodheim
                            Title: Vice President
                            60 Wall Street
                            New York, New York 10260-0060
                            Attention:  Loan Department
                            Telex number:  177615 MGT UT
                            Telecopy number:  212-648-5014

                         THE FIRST NATIONAL BANK OF
                         BOSTON, as Co-Agent

                         By: /s/ Grace A. Barnett
                            --------------------------------------
                            Name: Grace A. Barnett
                            Title: Vice President
                            100 Federal Street
                            Mail Stop: 01-10-01
                            Boston, MA 02110
                            Attention: Grace A. Barnett
                            Telex number: 4996527
                            Telecopy number: 617-434-0601

                             COMMITMENT SCHEDULE
                             -------------------

Name of Bank                                               Commitment
-------------------                                        ----------

Morgan Guaranty Trust Company of New York                $ 45,000,000

ABN AMRO Bank N.V., Boston Branch                          35,000,000

The First National Bank of Boston                          35,000,000

Bank of Tokyo-Mitsubishi Trust Company                     25,000,000

Credit Lyonnais New York Branch                            25,000,000

Deutsche Bank AG, New York and/or CaymanIslands Branches   25,000,000

The First National Bank of Chicago                         25,000,000

Royal Bank of Canada                                       25,000,000

The Sumitomo Bank, Limited, New York Branch                25,000,000

Wachovia Bank of Georgia, N.A.                             25,000,000

Fleet National Bank                                        15,000,000

Mellon Bank, N.A.                                          15,000,000

NationsBank, N.A.                                          15,000,000

PNC Bank, National Association                             15,000,000

                                                         ------------

                               TOTAL COMMITMENTS         $350,000,000

                      PRICING SCHEDULE



     The "Euro-Dollar Margin", "CD Margin", "Commitment Fee Rate" and "Facility Fee Rate" for any day are the respective rates per annum set forth below in the applicable row in the column corresponding to the Pricing Level that applies on such day:





                   Level I   Level II  Level III   Level IV   Level V
============================================================================
Euro-Dollar Margin  .190%     .225%     .275%      .375%      .400%

Facility Fee Rate   .085%     .100%     .100%      .125%      .200%

Commitment Fee Rate .000%     .000%     .025%      .025%      .050%

CD Margin           .315%     .350%     .400%      .500%      .525%


     For purposes of this Pricing Schedule, the following terms have the following meanings:

     "Level I Pricing" applies on any day if, on such day, the Company's long-term debt is rated (i) A- or higher by S&P and Baa1 or higher by Moody's or
(ii) BBB+ by S&P and A3 or higher by Moody's.

     "Level II Pricing" applies on any day if, on such day, the Company's long-term debt is rated BBB+ by S&P and Baa1 by Moody's.

     "Level III Pricing" applies on any day if, on such day, the Company's long-term debt is rated BBB by S&P or Baa2 by Moody's.

     "Level IV Pricing" applies on any day if, on such day, (i) the Company's long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) neither Level I Pricing nor Level II Pricing applies.

     "Level V Pricing" applies on any day if, on such day, no other Pricing Level applies.

     "Moody's" means Moody's Investors Service, Inc.

      "Pricing Level" means any one of the five pricing levels represented by Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing and Level V Pricing.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

The ratings to be utilized for purposes of this Pricing Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect on any day is the rating in effect at the close of business on such day.

                                             EXHIBIT A

                            NOTE

                                       New York, New York
                                                   , 19

     For value received, [NAME OF BORROWER], a ________ corporation (the "Borrower"), promises to pay to the order of (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, such principal amount to be payable on the Termination Date. The Borrower promises to pay interest on the unpaid principal amount of such Loans on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Bank, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Credit Agreement dated as of March 19, 1997 among Polaroid Corporation, the banks party thereto, Morgan Guaranty Trust Company of New York, as Agent and The First National Bank of Boston, as Co-Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.



                           [NAME OF BORROWER]



                           By____________________
                            Title:

              LOANS AND PAYMENTS OF PRINCIPAL



_____________________________________________________________________
Date           Amount    Type      Amount of      Notation
               of        of             Principal      Made By
               Loan      Loan      Repaid
_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

                                                   EXHIBIT B



             FORM OF MONEY MARKET QUOTE REQUEST
             ----------------------------------



                                       [Date]


To:       Morgan Guaranty Trust Company of New York (the "Agent")

From:          [Name of Borrower]

Re:       Credit Agreement dated as of March 19, 1997
          (as amended from time to time, the "Credit
          Agreement") among Polaroid Corporation,
          the Banks party thereto, the Agent and The
          First National Bank of Boston, as Co-Agent

     We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Funding Date of Borrowing:  __________________

Principal Amount /1/            Interest Period /2/

$


     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]


_________________________________________

/1/  Amount must be $10,000,000 or a larger multiple of $1,000,000

/2/ Not less than one month (LIBOR Auction) or not less than 15 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

     Terms used herein have the meanings assigned to them in the Credit
Agreement.


                            [NAME OF BORROWER]



                            By________________________
                               Title:

                                                   EXHIBIT C



         FORM OF INVITATION FOR MONEY MARKET QUOTES
         ------------------------------------------



To:  [Name of Bank]

Re:  Invitation for Money Market Quotes
     to [Name of Borrower] (the "Borrower")


     Pursuant to Section 2.03 of the Credit Agreement dated as of March 19, 1997 among Polaroid Corporation, the Banks party thereto, the undersigned, as Agent and The First National Bank of Boston, as Co-Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Funding Date of Borrowing:  __________________

Principal Amount               Interest Period

$


     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

     Please respond to this invitation by no later than [2:00 P.M.] [9:00 A.M.] (New York City time) on [date].


                            MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                            By______________________
                               Authorized Officer

                                                   EXHIBIT D



                 FORM OF MONEY MARKET QUOTE
                 --------------------------




MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent
60 Wall Street
New York, New York  10260

Attention:

Re:  Money Market Quote to
     [Name of Borrower] (the "Borrower")


     In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:  ________________________________

2.   Person to contact at Quoting Bank:

     _____________________________

3.   Funding Date of Borrowing: ____________________1

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal       Interest     Money Market
 Amount /2/     Period /3/   [Margin /4/]       [Absolute Rate/5/]

$

$

     [Provided, that the aggregate principal amount of Money
     Market Loans for which the above offers may be accepted shall not exceed $____________.] /2


     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of March 19, 1997 among Polaroid Corporation, the Banks party thereto, yourselves, as Agent and The First National Bank of Boston, as Co-Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                            Very truly yours,

                            [NAME OF BANK]


Dated:_______________       By:__________________________
                               Authorized Officer


____________________________________________

    /2/ Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

    /3/ Not less than one month or not less than 15 days, as specified in the
related Invitation.   No more than five bids are permitted for each Interest
Period.

    /4/ Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

    /5/ Specify rate of interest per annum (rounded to the nearest 1/10,000th of 1%).

                                                   EXHIBIT E


           OPINION OF SIMPSON THACHER & BARTLETT
              SPECIAL COUNSEL FOR THE COMPANY
            ------------------------------------



                                   March __, 1997



Morgan Guaranty Trust Company
 of New York, as Agent
The Banks Listed on Schedule 1 hereto
c/o Morgan Guaranty Trust Company
 of New York, as Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

     We have acted as special counsel for Polaroid Corporation, a Delaware corporation (the "Company"), in connection with the preparation, execution and delivery of the Credit Agreement dated as of March 19, 1997 (the "Credit Agreement") among the Company, Morgan Guaranty Trust Company of New York, as Agent, The First National Bank of Boston, as Co-Agent and the Banks party thereto. Capitalized terms defined in the Credit Agreement are used herein as therein defined. This opinion is being delivered to you pursuant to
Section 3.01(c) of the Credit Agreement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     For purposes hereof, we have assumed, with your permission, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and regularity of all documents examined by us. As to questions of fact relevant to this opinion, we have relied upon, and assume the accuracy of, the representations and warranties of the Company in the Credit Agreement and have relied upon certificates and oral or written statements and other information of public officials, officers and representatives of the Company and others and assume compliance on the part of all parties to the Credit Agreement with their covenants and agreements contained therein.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. The Credit Agreement constitutes a valid and binding agreement of the Company, and the Notes, when executed and delivered in accordance with the Credit Agreement, will constitute valid and binding obligations of the Company, in each case enforceable against the Company in accordance with the terms thereof.

     2. The execution, delivery and performance by the Company of the Credit Agreement requires no action by or in respect of, or filing with, any governmental body, agency or official pursuant to any present law, statute, rule or regulation of the United States of America or the State of New York or pursuant to the Delaware General Corporation Law (other than filings which have already been made) and does not contravene, or constitute a default under, any applicable provision of any present law or regulation of the United States of America, the State of New York or the Delaware General Corporation Law.

     Our opinion in paragraph 1 above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Our opinion in paragraph 1 above, insofar as it relates to rights to indemnification, is subject to considerations of public policy.

     With your permission, we express no opinion as to (a) any provision of the Credit Agreement which is intended (i) to establish any standard as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, fair dealing, reasonableness or care or (ii) to permit modification thereof only by means of an agreement in writing signed by the parties thereto; (b) any provision of the Credit Agreement (i) requiring payment of attorneys' fees, except to the extent a court determines such fees to be reasonable or (ii) waiving objections based on forum non-conveniens; (c) the effect of the compliance or noncompliance with any federal or state laws or regulations applicable to the Banks or their affiliates because of their legal or regulatory status or the nature of their businesses; (d) Section 11.04 of the Credit Agreement and any other provision of the Credit Agreement insofar as it purports to grant a right of setoff in respect of the Company's or its subsidiaries' assets (i) to any person other than a creditor of the Company or subsidiary, as the case may be, or (ii) to any Bank in an amount greater than the amount owing by the Company or subsidiary, as the case may be, to such Bank; (e) Section 2.05(e) of the Credit Agreement insofar as it relates to post-judgment or default interest rates; (f) any provisions of the guaranty contained in Section 10.02 of the Credit Agreement that provides that the Company's liability thereunder shall not be affected by action or failure to act on the part of the Banks; (g) the enforceability of the provisions of any agreement or document to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived; and (h) the enforceability of Section 2.15 of the Credit Agreement concerning judgment in a different currency.

     In addition, we express no opinion as the enforceability of any provision of the Credit Agreement whereby the Company purports to submit to the subject matter jurisdiction of the United States District Court for the Southern District of New York. We note the limitations of 28 U.S.C. 1332 on federal court jurisdiction where diversity of citizenship is lacking, and we also note that such submissions cannot supersede that court's discretion in determining whether to transfer an action from one federal court to another under 28 U.S.C. 1404(a).

     We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

     This opinion is rendered to you in connection with the above-described transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation without prior written consent.


                         Very truly yours,



                         SIMPSON THACHER & BARTLETT

                                                   EXHIBIT F



               OPINION OF THOMAS M. LEMBERG,
               GENERAL COUNSEL OF THE COMPANY
               ------------------------------



                                     [Dated the Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     As Senior Vice President and General Counsel of Polaroid Corporation, a Delaware Corporation (the "Company"), I am familiar with the Credit Agreement dated as of March 19, 1997 (the "Credit Agreement") among the Company, Morgan Guaranty Trust Company of New York, as Agent, The First National Bank of Boston, as Co-Agent and the Banks party thereto. Capitalized terms defined in the Credit Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and, to the best of my knowledge, all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, the absence of which would have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

     2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes (i) are within the Company's corporate powers and have been duly authorized by all necessary corporate action, (ii) require no action by or in respect of, or filing with, any governmental body, agency or official under the laws of the Commonwealth of Massachusetts and (iii) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Restated Certificate of Incorporation or By-laws of the Company or, to the best of my knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or, to the best of my knowledge, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     3. To the best of my knowledge, neither the Company nor any of its Subsidiaries is in violation of, or in default under, any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, such that such violations and defaults in the aggregate could reasonably be expected to materially adversely affect the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or the ability of the Company to perform in any material respect its obligations under the Credit Agreement or the Notes.

     4. Except as disclosed in the Company's 1995 Form 10-K and the Company's Third Quarter 1996 Form 10-Q, to the best of my knowledge there is no (i) injunction, stay, decree or order issued by any court or arbitrator or any governmental body, agency or official or (ii) action, suit or proceeding pending or threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision, in either case (y) which could materially adversely affect the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or (z) which could materially adversely affect the ability of the Company to perform any of its obligations under the Credit Agreement or the Notes.

     5. To the best of my knowledge there is no (i) injunction, stay, decree or order issued by any court or arbitrator or any governmental body, agency or official or (ii) action, suit or proceeding pending or threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision, in either case which in any manner draws into question the validity of the Credit Agreement or the Notes.

     I am a member of the bar of the District of Columbia and do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. In rendering the opinion set forth in paragraph 2 above, I have relied, without independent investigation, as to all matters governed by the Commonwealth of Massachusetts upon the opinion, dated the date hereof, of Sheldon W. Rothstein, Assistant Secretary of the Company, a copy of which has been delivered to you.

     This opinion is delivered to you pursuant to the instruction of the Company and is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                         Very truly yours,

                                                   EXHIBIT G


             OPINION OF DAVIS POLK & WARDWELL,
               SPECIAL COUNSEL FOR THE AGENT
              --------------------------------



                                   [Dated the Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     We have participated in the preparation of the Credit Agreement dated as of March 19, 1997 (the "Credit Agreement") among Polaroid Corporation, a Delaware corporation (the "Company"), Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), The First National Bank of Boston, as Co-Agent and the banks party thereto (the "Banks"). We have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution and delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

     2. The Credit Agreement constitutes a valid and binding agreement of the Company and the Notes constitute valid and binding obligations of the Company.

     We are members of the bar of the State of New York only. We express no opinion as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                         Very truly yours,

                                                   EXHIBIT H



              FORM OF ELECTION TO PARTICIPATE
               -------------------------------



                                           , 19


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent
  for the Banks named in the Credit Agreement dated as of March 19, 1997 (as amended from time to time, the "Credit Agreement") among Polaroid Corporation, such Banks, such Agent and The First National Bank of Boston, as
 Co-Agent

Dear Sirs:

     Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.

     The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Articles 4 and 9 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11.09 thereof, as if the undersigned were a signatory party thereto.

     The address to which all notices to the undersigned under the Credit
Agreement should be directed is:             .  This instrument shall be
construed in accordance with and governed by the laws of the State of New
York.

                            Very truly yours,

                            [NAME OF ELIGIBLE SUBSIDIARY]



                            By____________________________
                                    Title:


     The undersigned confirms that [name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.


                            POLAROID CORPORATION



                            By____________________________
                                    Title:



     Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.


                            MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as
                            Agent



                            By____________________________

                                                   EXHIBIT I


               FORM OF ELECTION TO TERMINATE
                ----------------------------



                                           , 19


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent
  for the Banks named in the Credit Agreement dated as of March 19, 1997 (as amended from time to time, the "Credit Agreement") among Polaroid Corporation, such Banks, such Agent and The First National Bank of Boston, as
 Co-Agent

Dear Sirs:

     Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.

     The undersigned, Polaroid Corporation, a Delaware corporation, elects to terminate the status of [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation (the "Designated Subsidiary"), as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned represents and warrants that all principal and interest on all Notes of the Designated Subsidiary and all other amounts payable by such Designated Subsidiary pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the Designated Subsidiary under the Credit Agreement or under any of its Notes heretofore incurred.

     This instrument shall be construed in accordance with and governed by the laws of the State of New York.


                            Very truly yours,

                            POLAROID CORPORATION



                            By_______________________
                              Title:


     Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.


                            MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as
                            Agent



                            By______________________
                              Title:

                                                   EXHIBIT J



            OPINION OF COUNSEL FOR THE BORROWER
           (BORROWINGS BY ELIGIBLE SUBSIDIARIES)
            ------------------------------------



                                   [Dated as provided in
                                     Section 3.03 of the
                                     Credit Agreement]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     I am counsel to [name of Eligible Subsidiary, jurisdiction of incorporation] (the "Borrower") and give this opinion pursuant to Section 3.03(b) of the Credit Agreement dated as of March 19, 1997 (as heretofore amended, the "Credit Agreement") among Polaroid Corporation (the "Company"), the banks party thereto, Morgan Guaranty Trust Company of New York, as Agent and The First National Bank of Boston, as Co-Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of [jurisdiction of incorporation], and is a Wholly-Owned Consolidated Subsidiary of the Company.

     2. The execution and delivery by the Borrower of its Election to Participate and its Notes and the performance by the Borrower of the Credit Agreement and its Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except actions or filings that have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or, to the best of my knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or the Borrower or, to the best of my knowledge, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and its Notes constitute valid and binding obligations of the Borrower.

     4. Except as disclosed in the Borrower's Election to Participate, there is no income, stamp or other tax of [jurisdiction of incorporation and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.


                            Very truly yours,

                                                   EXHIBIT K



            ASSIGNMENT AND ASSUMPTION AGREEMENT
             ----------------------------------



          AGREEMENT dated as of _________, 19__ between [ASSIGNOR] (the "Assignor") and [ASSIGNEE] (the "Assignee").

                    W I T N E S S E T H:

          WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of March 19, 1997 (as the same may be amended from time to time, the "Credit Agreement") among Polaroid Corporation (the "Company"), the Assignor and the other Banks party thereto, as Banks, Morgan Guaranty Trust Company of New York, as Agent (the "Agent") and The First National Bank of Boston, as Co-Agent;

          WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Company and its Eligible Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $__________;

          WHEREAS, [Committed] Loans made to the Company and its Eligible Subsidiaries by the Assignor under the Credit Agreement are outstanding at the date hereof in an aggregate principal amount of $__________; and

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount") together with a corresponding portion of each of its outstanding [Committed] Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

          SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement and its Notes to the extent of the Assigned Amount and a corresponding portion of each of its outstanding [Committed] Loans, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount. Upon (i) the execution and delivery by the Assignor and the Assignee, and the acknowledgment and acceptance by the Company and the Agent, of this Agreement and (ii) the payment by the Assignee of the amounts specified in Section 3 of this Agreement required to be paid on the date hereof and the processing fee specified in Section 11.06(c) of the Credit Agreement, (A) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement to the extent of the Assigned Amount and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding [Committed] Loans and (B) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been so assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________, being the sum of (i) the aggregate principal amount of the outstanding [Committed] Loans so assigned, (ii) interest accrued thereon up to but excluding the date hereof and (iii) commitment and/or facility fees accrued in respect thereof up to but excluding the date hereof. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          SECTION 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company (which consent shall, as provided by the Credit Agreement, not be unreasonably withheld) and the Agent pursuant to the Credit Agreement. The acknowledgment of receipt of this Agreement by the Company and the Agent is evidence of this consent.

          SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Company, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company.

          SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                            [ASSIGNOR]


                            By_________________________
                              Title:


                            [ASSIGNEE]


                            By__________________________
                              Title:


Acknowledged and accepted
as of the date first
above written.


POLAROID CORPORATION


By__________________________
  Title:


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent


By__________________________
  Title:
_______________________________